UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2006

Date of Report (Date of earliest event reported)

The Sands Regent

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

345 North Arlington Ave.
Reno, Nevada, 89501
(Address of principal executive offices) (Zip Code)

(775) 348 2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On February 14, 2006, The Sands Regent informed the Securities and Exchange Commission and The NASDAQ Stock Market that the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2005 could not be timely filed. The Company also issued a press release and filed a Form 12b-25 announcing the delay in the filing of its Form 10-Q. The Company did not represent in its Form 12b-25 that it would be able to file its Form 10-Q by February 20, which is required by SEC rules to obtain a five-day extension of the filing deadline. The Company does not believe at this time that it will be able to file its Form 10-Q within the five-day extension of the filing deadline permitted under Rule 12b-25. If the Company fails to file its Form 10-Q by  February 14, 2005 and does not request a five-day extension, the Company will no longer be in compliance with Marketplace Rule 4310(c)(14), a condition for the continued listing of the Company’s common stock on The NASDAQ Market.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 8.01       Other Events.

The Company announced today that it will delay the filing of its Quarterly Report on Form 10-Q for the three months ended December 31, 2005.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits.

(c)                            Exhibits.

99.1    Press Release issued by The Sands Regent on  February 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2006	By:	/s/ Robert Medeiros
Robert Medeiros